EXHIBIT 99.1

RETAINER AGREEMENT

THIS ATTORNEY FEE AGREEMENT and contract of engagement (hereinafter, the “Agreement”) is made and entered into by and between e.Digital Corporation, (hereinafter, referred to as “e.Digital”), and HANDAL & ASSOCIATES, INC. (hereinafter referred to as “Attorney”) effective on September 14, 2012. e.Digital and Attorney are hereinafter collectively referred to as “Parties.” Unless otherwise set forth herein, the term e.Digital shall mean e.Digital.

I.	Scope of Engagement

e.Digital engages Attorney to represent e.Digital in connection with claims for damages, losses, and other appropriate relief arising out of claims (hereinafter referred to as “Claims”) against third parties for infringement of e.Digital’s Flash Patent Portfolio containing the patents listed below.

e.DIGITAL FLASH PATENT PORTFOLIO

5,839,108 – FLASH MEMORY FILE SYSTEM IN A HANDHELD RECORD AND PLAYBACK DEVICE
5,787,445 – OPERATING SYSTEM INCLUDING IMPROVED FILE MANAGEMENT FOR USE IN DEVICES UTILIZING FLASH MEMOR AS MAIN MEMORY
5,742,737 – METHOD FOR RECORDING VOICE MESSAGES ON FLASH MEMORY IN A HAND HELD RECORDER
5,491,774 – HANDHELD RECORD AND PLAYBACK DEVICE WITH FLASH MEMORY
5,842,170 – METHOD FOR EDITING IN HAND HELD RECORDER

Attorney will undertake to represent e.Digital in connection with licensing and prosecuting claims of infringement of the Patent Portfolio. The scope of Attorney’s work will include, analyzing validity and infringement of the patents in the Portfolio; conducting marketing surveys to determine the nature and extent of infringement; investigating possible infringers; initiating and managing litigation against infringers; negotiating licenses. The scope of our engagement will also include simultaneously representing e.Digital in cross-claims filed by defendants in cases we pursue on your behalf.

II.	Attorney’s Fees

In consideration for the aforementioned services, e.Digital will compensate the firm as follows:

a.	e.Digital will pay Handal & Associates a monthly flat fee of $30,000 payable on the first of every month commencing September 14, 2012 (the “Monthly Retainer”). This fee is non-refundable but creditable against future contingency recoveries as described below;

b.	Attorney may advance expenses incurred on e.Digital’s behalf, all of which shall be covered by e.Digital’s Monthly Retainer, except for expenses related to potential testifying experts and prior art search firms, which will be paid by e.Digital as they are incurred in addition to the Monthly Retainer;

c.	Notwithstanding the foregoing, e.Digital will, at the time of any monetary recovery, reimburse Handal & Associates for expenses it paid or incurred on e.Digital’s behalf, in addition to the Monthly Retainer that theretofore remains unpaid;

d.	In the event that Attorney is successful in recovering a license fee or settlement with a putative licensee/defendant or in collecting on any judgment, e.Digital shall compensate Handal & Associates an amount equal to one third (1/3) of the gross recovery less the amount of the total Monthly Retainer paid to the firm to date.

e.	In the event Attorney litigates a Claim and obtains a recovery after prevailing against a summary judgment/adjudication motion brought by a defendant or after a final trial setting or status conference (depending on the terminology used by each jurisdiction), the one third fee, payable to Handal & Associates shall be increased to forty percent (40%); and

f.	Monthly Retainer amounts that have already been credited to contingency fees will not be credited again.

Fees and expenses will be billed and paid as they are incurred as set forth below in Section III entitled “Deposits for Fees and Costs.”

III.	Deposit for Fees and Costs

It is specifically understood and agreed that, in addition to compensation for services as aforesaid, e.Digital is responsible for reimbursing attorney for expenditures that have been advanced on behalf of e.Digital. The only expenses that must be reimbursed on a current monthly basis are those related to prior art research and potential testifying experts. Other expenses including, but not limited to, costs of investigation, photographic expenses, filing fees, service of process, deposition expenses, and fees for non testifying expert witnesses, if required will be set forth in a monthly statement and will be reimbursed to Attorney out of any recovery from licensing and litigation activities described above.

Attorney will select expert witnesses, consultants and investigators that in Attorney’s judgment are necessary to aid in the preparation of e.Digital’s Claims and will secure e.Digital’s consent prior to engagement, deposition, and related travel expenses.

IV.	Disputes

e.Digital specifically understands that the Attorney’s Fees and any other fee arrangement are not set by law but are negotiable between Attorney and e.Digital. Any dispute relating to payment of Attorney’s Fees will be submitted for mandatory fee arbitration before the San Diego County Bar Association pursuant to California Business and Professional Code Section 6200 et seq., or should that organization decline to arbitrate the dispute, before the State Bar of California pursuant to California Business and Professions Code Section 6200 et seq.

V.	Responsibilities of Attorney and e.Digital

Attorney will perform the legal services called for under this Agreement, keep e.Digital informed of progress and developments, and respond promptly to e.Digital’s inquiries and communications. Attorney will provide copies to e.Digital of all significant documents, letters and other materials Attorney generates or receives. Attorney will follow the California Rules of Professional Conduct. For all documents requiring review and/or approval by e.Digital, Attorney will endeavor to send drafts to e.Digital at least 48 hours in advance of Court deadlines whenever possible.

Attorney is to make no settlement without the approval of e.Digital, who will have the absolute right to accept or reject any settlement. Attorney will notify e.Digital promptly of the terms of any settlement offer received by Attorney. In addition, e.Digital will make no settlement with any defendant, adverse party, third person, insurance carrier or other source except in the presence of Attorney or with his prior approval.

e.Digital will be truthful and cooperative with Attorney, keep Attorney reasonably informed of developments and of e.Digital’s address, telephone numbers and whereabouts and timely make any payments required by this Agreement.

VI.	Right of e.Digital to Release Attorney

e.Digital may discharge Attorney at any time, even for no reason, upon written notice to Attorney. If e.Digital discharges Attorney, e.Digital agrees that Attorney shall be entitled to recover any and all Attorney’s Fees and Costs incurred and advanced as set forth herein up to and including the date of discharge.

VII.	Right of Attorney to Withdraw

Attorney may withdraw from representation of e.Digital (a) with e.Digital’s written consent, (b) upon court approval, or (c) if no court action is filed, for Good Cause upon reasonable notice to e.Digital. Good Cause includes, but is not limited to, e.Digital’s material breach of this Agreement, e.Digital’s refusal to cooperate with Attorney or to follow Attorney’s advice on a material matter, or any other fact or circumstance that would render Attorney’s continuing representation unlawful or unethical. e.Digital also agrees that Attorney may withdraw from any matter encompassed by this Agreement if e.Digital does not cooperate in the investigation or handling of the matter. Such non-cooperation shall include, but not be limited to, failure to meet with Attorney personnel as is reasonably required for Attorney to handle the matter, and deliberate failure to provide Attorney all relevant information and documents concerning the matter.

If Attorney decides to withdraw from representing e.Digital in any matter encompassed by this Agreement, Attorney will reasonably protect e.Digital’s interest by giving e.Digital adequate notice allowing e.Digital time to obtain other lawyers, and giving e.Digital any papers and property in Attorney’s possession which belong to e.Digital. It is understood that the Case file belongs to e.Digital. If Attorney withdraws without e.Digital’s written consent or under circumstances that do not involve e.Digital’s material breach of this Agreement, including the circumstances of retirement, death, or disability of Attorney, Attorney agrees to exercise best efforts to find other lawyers for e.Digital prior to withdrawal, but obtaining other lawyers is not a condition of such withdrawal.

In the event that Attorney terminates this attorney-client relationship, Attorney shall be entitled to recovery of Attorney’s Fees and Costs incurred and advanced as set forth herein up to and including the date of discharge or withdrawal.

VIII.	What This Agreement Covers

This Agreement may be modified by subsequent agreement of the Parties only by an instrument in writing signed by both of them. This Agreement is entered into within the State of California and is to be interpreted in accordance with the laws of the State of California. In addition, courts located in California shall have the exclusive jurisdiction to resolve any disputes arising from or out of this Agreement. The terms of this Agreement may be changed only by a separate written agreement signed and dated by e.Digital and Attorney. Except as provided in other written agreements, Attorney only represents e.Digital in matters encompassed by this Agreement. Attorney has no duty to represent e.Digital in any matters other than the matters described in this Agreement. If any other matters arise out of the relationship between Attorney and e.Digital, e.Digital is not obligated to retain Attorney in the other matter, nor is Attorney obligated to represent e.Digital. Further, Attorney and e.Digital may agree to different terms of representation in any other matter Attorney may undertake for e.Digital.

e.Digital hereby grants to Attorney limited Power of Attorney for the sole purpose of endorsing e.Digital's name to checks, drafts and documents pertaining to this case. This limited Power of Attorney is granted in conjunction with e.Digital's expressed consent.

IX.	Severability

The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

X.	Malpractice Insurance

Attorney advises e.Digital that it has and maintains malpractice insurance.

XI.	No Guarantees or Representations

Attorney has made no representations or guarantees as to the ultimate outcome of any litigation arising out of this Retainer Agreement.

XII.	Agreement Benefits Successors and Heirs

This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, and/or successors and/or assigns, and/or personal representative of Attorney and e.Digital. When Attorney’s services conclude by completing the terms of this Agreement, all unpaid charges will immediately become due and payable to the extent owed under Sections II and III herein. After Attorney’s services conclude and upon e.Digital’s request, Attorney will deliver e.Digital’s file and property to e.Digital whether or not e.Digital has paid any fees and/or costs owned to Attorney. If e.Digital does not request the return of e.Digital’s file, Attorney will retain e.Digital’s file for a period of five (5) years, after which time Attorney may have e.Digital’s file destroyed. If e.Digital desires to have e.Digital’s file maintained beyond the five (5) years after e.Digital’s matter has concluded, separate arrangement with Attorney must be made.

XIII.	Advice of Independent Lawyer

CLIENT HEREBY ACKNOWLEDGES THAT ATTORNEY HAS ADVISED THE CLIENT THAT CLIENT MUST HAVE AN INDEPENDENT LAWYER REVIEW THIS AGREEEMENT AND ADVISE THE CLIENT AS TO ALL MATTERS SET FORTH IN THIS AGREEMENT. CLIENT FURTHER ACKNOWLEDGES THAT IT HAS HAD AN INDEPENDENT LAWYER REVIEW THIS AGREEMENT WHO HAS ADVISED CLIENT ACCORDINGLY AND OR WAIVES SUCH RIGHT.

THE PARTIES HAVE READ AND UNDERSTAND THE FOREGOING TERMS AND AGREE TO THEM AS OF THE DATE ATTORNEY FIRST PROVIDED SERVICES. THE CLIENT SHALL RECEIVE A FULL EXECUTED DUPLICATE OF THIS AGREEMENT.

/s/ Alfred H. Falk Client: e.Digital Corporation	/s/ Anton Handal, Esq. Attorney, HANDAL & ASSOCIATES, INC/Anton Handal, Esq.